Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT dated as of February 3, 2014 (this “Agreement”) is entered into among ExamWorks Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of October 11, 2010 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower (or one of its Wholly Owned Subsidiaries) desires to acquire all of the outstanding Equity Interests of G&L Intermediate Holdings, Inc. (“G&L Holdings”) for cash consideration of approximately $75,000,000, plus up to $18,000,000 of Earn Out Obligations payable in accordance with the terms of that certain Stock Purchase Agreement, dated on or about the date hereof, by and among ExamWorks, Inc., G&L Holdings, G&L Investment Holdings, LLC and the other parties thereto (such acquisition, the “G&L Acquisition”);

WHEREAS, the aggregate consideration to be paid by the Borrower in connection with the G&L Acquisition will exceed the amount of consideration for an Acquisition permitted by clause (ix) of the definition of “Permitted Acquisitions” in Section 1.01 of the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lenders permit the G&L Acquisition notwithstanding the limit on consideration set forth above and also make the amendment to the Credit Agreement as set forth below;

WHEREAS, the Lenders are willing to permit the G&L Acquisition and amend the Credit Agreement subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Consent.

(a)     Subject to the other terms and conditions of this Agreement, notwithstanding that the G&L Acquisition exceeds the limit on consideration permitted by clause (ix) of the definition of “Permitted Acquisitions” in Section 1.01 of the Credit Agreement, the Lenders hereby consent to the G&L Acquisition and agree that the G&L Acquisition shall constitute a “Permitted Acquisition” for purposes of Section 8.02(g) of the Credit Agreement; provided that the G&L Acquisition satisfies all other requirements set forth in the definition of “Permitted Acquisitions”. The consent of the Lenders (by action of the Required Lenders) provided pursuant to this Section 1(a) shall become null and void if the G&L Acquisition shall not have occurred by March 31, 2014.

(b)     The above consent shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Section 8.02(g) of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future, except as expressly set forth herein. The above consent is limited solely to the matters described above, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law.

2.            Amendment to Credit Agreement. In Section 1.01 of the Credit Agreement, the definition of “Permitted Acquisition” is hereby amended to read as follows:

“Permitted Acquisitions” means Investments consisting of an Acquisition by the Borrower or any Subsidiary, provided that (i) no Default shall have occurred and be continuing or would result from such Acquisition, (ii) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (iii) the property or the Person acquired in such Acquisition shall have attained positive EBITDA (as calculated in accordance with the definition of Consolidated EBITDA contained herein) for the immediately preceding twelve month period preceding the consummation of such Acquisition, as demonstrated pursuant to financial information satisfactory to the Administrative Agent, unless the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any Earn-Out Obligations) paid by the Borrower or any such Subsidiary, as applicable, for such Acquisition is less than $5,000,000, (iv) the Administrative Agent shall have received, within 30 days from the date of the consummation of such Acquisition, all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (v) in the case of an Acquisition of the Equity Interests of another Person, the board of directors, shareholders or other comparable governing body, of such other Person shall have duly approved such Acquisition, (vi) the Borrower shall have delivered to the Administrative Agent prior to the consummation of such Acquisition (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b) and (B) to the extent then available to the Borrower, third party diligence reports on the target of such Acquisition (or, if no such third party diligence reports have been prepared, recent financial statements of such target then available to the Borrower) and other information with respect to the target of such Acquisition, (vii) at least five (5) days prior to the consummation of such Acquisition, the Borrower shall have delivered to the Administrative Agent (A) drafts of any then-available purchase agreement or merger agreement with respect to such Acquisition and (B) a quality of earnings report for the target of such Acquisition (to the extent such target has EBITDA greater than $3,000,000 for the most recent twelve month period for which financial statements are available), (viii) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and (ix) the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any Earn-Out Obligations) paid by the Borrower or any such Subsidiary, as applicable, for any such Acquisition shall not exceed $75,000,000.

3.            Conditions Precedent. Receipt by the Administrative Agent of the following:

(a)     counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and Bank of America, N.A., as Administrative Agent.

(b)     a consent and amendment fee, for the account of each Lender that consents to this Agreement, equal to five basis points (0.05%) of the amount of such Lender’s Revolving Commitment.

4.            Miscellaneous.

(a)     The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. The Loan Parties hereby confirm and agree that all Liens now or hereafter held by the Administrative Agent for the benefit of the holders of the Obligations as security for payment thereof remain in full force and effect and are unimpaired by this Agreement.

(b)     Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents as modified hereby and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents except as expressly set forth herein.

(c)     The Loan Parties hereby represent and warrant as follows:

(i)       Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)     This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

(d)     The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date or have been previously updated or amended and (ii) no event has occurred and is continuing, or would result from the execution and delivery of this Agreement, which constitutes a Default or an Event of Default.

(e)     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)     Each of the parties hereto hereby agrees that this Agreement shall be deemed to be, and is, a Loan Document.

(g)     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	EXAMWORKS GROUP, INC., a Delaware corporation

	By:	/s/ J. Miguel Fernandez de Castro
	Name:	J. Miguel Fernandez de Castro
	Title:	Chief Financial Officer, Senior Executive Vice President and Treasurer

GUARANTORS:	EXAMWORKS, INC., a Delaware corporation

	By:	/s/ J. Miguel Fernandez de Castro
	Name:	J. Miguel Fernandez de Castro
	Title:	Chief Financial Officer, Senior Executive Vice President and Treasurer

IME SOFTWARE SOLUTIONS, LLC,

a Michigan limited liability company

EXAMWORKS REVIEW SERVICES, LLC,

a Delaware limited liability company

EXAMWORKS EVALUATIONS OF NEW YORK,

LLC, a New York limited liability company

MEDICOLEGAL SERVICES, LLC,

a Delaware limited liability company

IME RESOURCES, LLC,

a Delaware limited liability company

CREDENTIALMED, LLC,

a Delaware limited liability company

NEXWORKS, LLC,

a Delaware limited liability company

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name:	J. Miguel Fernandez de Castro
Title:	Chief Financial Officer, Senior Executive Vice President and Treasurer

SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

EXAMWORKS GROUP, INC.

EXAMWORKS AP, INC., a Delaware corporation

EXAMWORKS CANADA, INC., a Delaware corporation

EXAMWORKS EUROPE, INC., a Delaware corporation

MARQUIS MEDICAL ADMINISTRATORS, INC.,

a New York corporation

SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.,

a Texas corporation

PACIFIC BILLING SERVICES, INC.,

a Texas corporation

DIAGNOSTIC IMAGING INSTITUTE, INC.,

a Texas corporation

NETWORK MEDICAL REVIEW COMPANY,

LTD., an Illinois corporation

MES GROUP, INC.,

a Michigan corporation

MEDICAL EVALUATION SPECIALISTS,

a California corporation

MEDICAL EVALUATION SPECIALISTS, INC.,

a Michigan corporation

LONE STAR CONSULTING SERVICES, INC.,

a Texas corporation

MES MANAGEMENT SERVICES, INC.,

a New York corporation

MLS GROUP OF COMPANIES, INC.,

a Michigan corporation

VERITY ADMINISTRATORS, INC.,

a Delaware corporation

By:	/s/ J. Miguel Fernandez de Castro
Name:	J. Miguel Fernandez de Castro
Title:	Chief Financial Officer, Senior Executive Vice President and Treasurer

RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name:	J. Miguel Fernandez de Castro
Title:	Chief Financial Officer, Senior Executive Vice President and Treasurer

SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

EXAMWORKS GROUP, INC.

DDA MANAGEMENT SERVICES, LLC, a New York limited liability company

By: Lone Star Consulting Services, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name:	J. Miguel Fernandez de Castro
Title:	Chief Financial Officer, Senior Executive Vice President and Treasurer

CALMED EVALUATION SERVICES, LLC, a Delaware limited liability company

By: MES Group, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name:	J. Miguel Fernandez de Castro
Title:	Chief Financial Officer, Senior Executive Vice President and Treasurer

SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

EXAMWORKS GROUP, INC.

ADMINISTRATIVE

AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Joan Mok
	Name:	Joan Mok
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ E. Mark Hardison
	Name:	E. Mark Hardison
	Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ R. Hanes Whiteley
Name:	R. Hanes Whiteley
Title:	Duly Authorized Signatory

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender

By:	/s/ Philip Renwick
Name:	Philip Renwick
Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Mary E. Coke
Name:	Mary E. Coke
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tiffany Calloway
Name:	Tiffany Calloway
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

EXAMWORKS GROUP, INC.

By:	/s/ Samuel Miller
Name:	Samuel Miller
Title:	Authorized Signatory

BARCLAYS BANK PLC, as a Lender

By:	/s/ Nina Guinchard
Name:	Nina Guinchard
Title:	Assistant Vice President

COMMUNITY & SOUTHERN BANK, as a Lender

By:	/s/ Brian R. McLean
Name:	Brian R. McLean
Title:	Director Corporate Banking

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

EXAMWORKS GROUP, INC.